As filed with the Securities and Exchange Commission on November 13, 2008

Registration No. 333-88890

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPEX CORPORATION

(formerly Ampex Incorporated)

(Exact name of registrant as specified in its charter)

Delaware	13-3667696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1228 Douglas Avenue

Redwood City, CA 94063

(650) 367-4111

(Address of principal executive offices, including zip code)

Joel D. Talcott, Esq.

Ampex Corporation

1228 Douglas Avenue

Redwood City, CA 94063

(650) 367-3330

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: From time to time after the original effectiveness of this Registration Statement, as determined by the selling stockholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_____________

If delivery of a prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 1 to Form S-2 Registration Statement amends the Form S-2 Registration Statement (File No. 333-88890) filed by Ampex Corporation (the “Company”) on May 23, 2002, to register the sale of up to 1,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share, by the Company’s former Chairman and Chief Executive Officer, Edward J. Bramson. Mr. Bramson resigned from the Company in February 2007.

On March 30, 2008, the Company and certain of its U.S. subsidiaries (together, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court “) (Case No. 08-11094). On July 31, 2008, the Bankruptcy Court confirmed the Debtors’ First Modified Third Amended Joint Plan of Reorganization dated July 31, 2008 (the “Plan of Reorganization”). On October 3, 2008, all conditions to consummation of the Plan of Reorganization were satisfied or waived, the Plan of Reorganization became effective and the Company emerged from chapter 11. Pursuant to the Plan of Reorganization, the Company cancelled and extinguished, as of October 3, 2008, all of its then-outstanding equity interests, including all shares of its Class A Stock.

Accordingly, the Company hereby removes from registration all shares of Class A Stock that have not been sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Form S-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on November 13, 2008.

AMPEX CORPORATION

By:	/s/ D. Gordon Strickland
D. Gordon Strickland Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ D. Gordon Strickland D. Gordon Strickland	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2008

/s/ Christopher Lake Christopher Lake	Vice President, Chief Financial Officer and Treasurer (Principal Chief Financial Officer)	November 13, 2008

/s/ Ramon C. H. Venema Ramon C. H. Venema	Vice President (Controller and Principal Accounting Officer)	November 13, 2008

/s/ Donald L. Hawks III Donald L. Hawks III	Director	November 13, 2008

Raymond F. Weldon	Director

3